UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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Applix, Inc.

(Name of Registrant as Specified In Its Charter)

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APPLIX, INC.

289 Turnpike Road
Westborough, Massachusetts 01581-2831

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, June 7, 2007

The 2007 Annual Meeting of Stockholders of Applix, Inc. (the “Company”) will be held at the offices of WilmerHale LLP, 60 State Street, Boston, Massachusetts on Thursday, June 7, 2007 at 1:00 p.m., local time. At the meeting, stockholders will consider and vote on the following matters:

(1)	To elect two Class I Directors to serve until the 2010 Annual Meeting of Stockholders;

(2)	To amend the Company’s Restated Articles of Organization, as amended, to increase the number of authorized shares of common stock from 30,000,000 shares to 50,000,000 shares;

(3)	To amend the Company’s Director Equity Plan (the “2003 Director Plan”) to increase the number of shares of common stock authorized for issuance thereunder from 300,000 shares to 600,000 shares;

(4)	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

(5)	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on April 17, 2007 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Milton A. Alpern, Secretary

Westborough, Massachusetts
April 25, 2007

Your vote is important regardless of the number of shares you own. Whether or not you expect to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed envelope in order to ensure representation of your shares. No postage need be affixed if the proxy is mailed in the United States.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING	1
Solicitation of Proxies	1
Who Can Vote	1
Quorum Requirement	1
Votes Required	1
Beneficial Ownership of Voting Stock	2

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION	3
Members of the Board of Directors	3
Corporate Governance Guidelines	4
Determination of Independence	4
Director Nomination Process	4
Communicating with the Independent Directors	5
Board Meetings and Attendance	5
Board Committees	5
Executive and Director Compensation Processes	7
Code of Business Conduct and Ethics	8
Policies and Procedures for Related Person Transactions	8
Related Person Transactions	8
Audit Committee Report	9

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS	10
Compensation Discussion and Analysis	10
Summary Compensation	14
Grants of Plan-Based Awards	15
Information Relating to Equity Awards and Holdings	16
Equity Compensation Plan Disclosure	17
Potential Payments Upon Termination or Change-in-Control	18
Director Compensation	19
Compensation Committee Interlocks and Inside Participation	21
Compensation Committee Report	21

PROPOSAL 1 — ELECTION OF DIRECTORS	22

PROPOSAL 2 — AMEND THE RESTATED ARTICLES OF ORGANIZATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 30,000,000 SHARES TO 50,000,000 SHARES	22

PROPOSAL 3 — AMEND THE 2003 DIRECTOR EQUITY PLAN TO INCREASE THE TOTAL NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER FROM 300,000 SHARES TO 600,000 SHARES	22
Summary of the 2003 Director Plan	23
Federal Income Tax Consequences	24

PROPOSAL 4 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25
General	25
Independent Registered Public Accounting Firm’s Fees and Other Matters	25

OTHER MATTERS	26
Solicitation of Proxies	26
Stockholder Proposals	26
Section 16(a) Beneficial Ownership Reporting Compliance	27
Householding of Annual Meeting Materials	27

i

APPLIX, INC.
289 Turnpike Road
Westborough, Massachusetts 01581-2831

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, June 7, 2007

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Applix, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on June 7, 2007, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders’ instructions, and, if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

The Notice of Annual Meeting, this Proxy Statement and accompanying proxy and the Company’s Annual Report for the fiscal year ended December 31, 2006 are first being mailed to stockholders on or about April 25, 2007.

Who Can Vote

To be able to vote, you must have been a stockholder of record at the close of business on April 17, 2007. As of that date, 15,900,824 shares of common stock of the Company, constituting all of the outstanding voting stock of the Company, were outstanding. Each share of common stock will have one vote for each matter to be voted on at the Annual Meeting.

Quorum Requirement

A majority of the number of shares of common stock outstanding and entitled to vote at the Annual Meeting constitutes a quorum for purposes of each matter to be voted on at the Annual Meeting. Shares of common stock represented in person or by proxy (including shares that abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

Votes Required

The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of common stock is required for the election of directors. The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at the Annual Meeting is required to amend the Company’s Restated Articles of Organization, as amended, to increase the number of authorized shares of common stock from 30,000,000 shares to 50,000,000 shares. The affirmative vote of the holders of a majority of the votes cast on the matter is required for the following: (1) to amend the Company’s 2003 Director Plan to increase the number of shares of common stock authorized for issuance thereunder from 300,000 shares to 600,000 shares; and (2) to ratify the selection of the Company’s independent registered public accounting firm.

Shares that abstain from voting as to a particular matter, and shares held in “street name” by a broker or nominee that indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and “broker non-votes” will have no effect on the election of directors, the amendment of the 2003 Director Plan and the ratification of the selection of the Company’s independent registered public accounting firm. However, abstentions and “broker non-votes” will have the same effect on the amendment of the Restated Articles of Organization as a vote against such proposal.

Beneficial Ownership of Voting Stock

The following table sets forth the beneficial ownership of the Company’s common stock as of January 31, 2007 by: (1) each holder of 5% of more of the Company’s outstanding common stock, (2) each director, (3) each executive officer named in the Summary Compensation Table included in this Proxy Statement, and (4) all directors and executive officers as a group.

		Percentage of
	Number of Shares	Outstanding
	Beneficially Owned(1)	Common Stock(2)

5% Holders
Arbor Capital Management, LLC(3)	1,610,200	10.18%
Non-Employee Directors
Bradley D. Fire(4)	1,909,464	12.1%
John D. Loewenberg(5)	109,189	*
Peter Gyenes(6)	90,018	*
Charles F. Kane(7)	78,894	*
Alain J. Hanover(8)	44,638	*
Executive Officers
David C. Mahoney(9)	952,050	6.02%
Michael Morrison(10)	279,056	1.76%
Milton A. Alpern(11)	188,750	1.19%
Chanchal Samanta(12)	43,750	*
All current directors and executive officers as a group (9 persons)(13)	3,695,809	23.36%

*	Less than 1%.

(1)	Each person has sole investment and voting power with respect to the shares indicated as beneficially owned, except as otherwise noted. The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership. In accordance with Securities and Exchange Commission (“SEC”) rules, each person listed is deemed to beneficially own any shares issuable upon the exercise of stock options held by him or her that were exercisable on January 31, 2007 or within 60 days after January 31, 2007; any reference in these footnotes to stock options refers only to such options, respectively.

(2)	Percentage ownership calculations are based on 15,822,641 shares of common stock outstanding as of January 31, 2007. Any shares that may be acquired upon the exercise of stock options on or prior to April 1, 2007 are deemed to be outstanding for the purpose of calculating the percentage of the outstanding common stock owned by such person or entity. These shares, however, are not considered outstanding when computing the percentage ownership of any other person or entity.

(3)	On February 2, 2007, Arbor Capital Management, LLC (“ACM”) filed a Schedule 13G with the SEC reporting beneficial ownership and shared voting and dispositive power with respect to 1,610,200 shares as of December 31, 2006, consisting of shares beneficially owned by ACM and Rick D. Leggott (“Leggott”), CEO and majority shareholder of ACM; the information is reported herein in reliance on such filing. The address for ACM and Leggott is One Financial Plaza, 120 South Sixth Street, Suite 1000, Minneapolis, Minnesota 55402.

(4)	Mr. Fire’s address is 1248 E. 2100 Rd., Eudora, KS 66025. Includes 1,869,464 shares held by Mr. Fire and his spouse and 40,000 shares subject to stock options.

(5)	Includes 38,189 shares held by Mr. Loewenberg and Linda P. Loewenberg and 5,000 shares held by Ms. Loewenberg. Includes 66,000 shares subject to stock options.

(6)	Includes 20,018 shares held by Mr. Gyenes and 70,000 shares subject to stock options.

(7)	Includes 12,894 shares held by Mr. Kane and 66,000 shares subject to stock options.

(8)	Includes 23,138 shares held by Mr. Hanover and 21,500 shares subject to stock options.

(9)	Includes 71,800 shares held by Mr. Mahoney and 880,250 shares subject to stock options.

(10)	Includes 127,806 shares held by Mr. Morrison and 151,250 shares subject to stock options.

(11)	Consists of shares subject to stock options.

(12)	Consists of shares subject to stock options.

(13)	Includes a total of 1,527,500 shares subject to stock options held by the current directors and executive officers as a group.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

Members of the Board of Directors

The Company’s Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. There are currently two Class I Directors, whose terms expire at this Annual Meeting; two Class II Directors, whose terms expire at the 2008 Annual Meeting; and two Class III Directors, whose terms expire at the 2009 Annual Meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

Set forth below are the names and certain information with respect to each director of the Company, including the nominees for Class I Directors.

Class I Directors (Terms expiring at this Annual Meeting; each nominated for a term expiring at the 2010 Annual Meeting):

Mr. Fire, age 37, has been a director of the Company since February 2003. Mr. Fire has been the owner of Peeper Ranch, an equestrian facility, since March 2000. Mr. Fire served as a Senior Software Engineer of Go2Net, Inc., an Internet services company, from June 1998 to February 2000. Mr. Fire served as the co-Chief Executive Officer of Silicon Investor, a consumer website devoted to discussion about technology stocks, from May 1995 to June 1998.

Mr. Loewenberg, age 66, has been a director of the Company since March 2001 and Chairman of the Board since July 2002. Mr. Loewenberg has been the Managing Partner of JDL Enterprises, a consulting company, since 1996.

Class II Directors (Terms expiring at the 2008 Annual Meeting):

Mr. Hanover, age 58, has been a director of the Company since July 1992. Mr. Hanover has been the Managing Director and CEO of Navigator Technology Ventures, a venture capital firm, since January 2002.

Mr. Kane, age 49, has been a director of the Company since March 2001. Mr. Kane has held several leadership positions in the technology industry and is currently the Chief Financial Officer of “One Laptop per Child,” a non-profit organization founded at Massachusetts Institute of Technology that provides computers and internet access for students in the developing world. Before this, Mr. Kane served as Chief Financial Officer and Senior Vice President, Finance of RSA Security Inc., a security software and consulting company, from May 2006 until the acquisition of RSA Security Inc. by EMC Corporation in September 2006. From July 2003 to May 2006, Mr. Kane was Senior Vice President and Chief Financial Officer of Aspen Technology, Inc., a provider of process management software and implementation services. He served as President and Chief Executive Officer of Corechange, Inc., an e-business access framework software provider, from May 2001 until its sale to Open Text Corporation in February 2003. Mr. Kane also currently serves on the Board of Directors of Progress Software Corporation.

Class III Directors (Terms expiring at the 2009 Annual Meeting):

Mr. Mahoney, age 62, was elected interim President and Chief Executive Officer of Applix on February 28, 2003 and served in that capacity until April 22, 2003 at which time he was elected President and Chief Executive Officer. Mr. Mahoney has also been a director of the Company since October 1992. Mr. Mahoney served as Chief

Executive Officer of Verbind, Inc., a provider of real-time behavioral analysis and event triggering technology, from May 2001 until February 2003, following the sale of the company to SAS Institute.

Mr. Gyenes, age 61, has been a director of the Company since May 2000. Mr. Gyenes served as the Chairman and Chief Executive Officer of Ascential Software Corporation (formerly known as Informix Corporation), a global provider of information management software, from July 2000 until its acquisition by IBM in April 2005. Mr. Gyenes is also a member of the Board of Trustees of the Massachusetts Technology Leadership Council and serves on the Board of Directors of Lawson Software and webMethods, Inc.

Corporate Governance Guidelines

Our Board believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of stockholders. This section and the sections of the Proxy Statement that follow describe key Corporate Governance Guidelines and practices that the Board has adopted. Complete copies of our Corporate Governance Guidelines are available on the Investor Relations — Corporate Governance section of the Company’s website, www.applix.com. Alternatively, you can request a copy of any of these documents by writing to the Secretary of the Company.

The Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and its stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	the principal responsibility of the directors is to oversee the management of the Company;

•	a majority of the members of the Board must be independent directors;

•	the independent directors meet regularly in executive session;

•	directors have full and free access to management and, as necessary and appropriate, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the Board and its committees will conduct a self-evaluation to determine whether they are functioning effectively.

Determination of Independence

Under applicable NASDAQ rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board has determined that none of Messrs. Fire, Gyenes, Hanover, Kane or Loewenberg has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

In determining the independence of the directors listed above, the Board considered each of the transactions discussed in “Related Person Transactions” below, and the fact that Mr. Fire beneficially owns more than 10% of the Company’s outstanding common stock.

Director Nomination Process

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee applies the criteria set forth in the Company’s Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of the Company’s common stock for at least a year as of the date such recommendation is made, to the Chairman of the Nominating and Corporate Governance Committee, Applix, Inc., 289 Turnpike Road, Westborough, Massachusetts 01581. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Stockholder Proposals.”

Communicating with the Independent Directors

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the other directors as he considers appropriate.

Under procedures approved by a majority of the independent directors, communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the Board should address such communications in care of the Chairman of the Board of Directors, at Applix, Inc., 289 Turnpike Road, Westborough, Massachusetts 01581.

Board Meetings and Attendance

The Board met nine times during fiscal 2006. During fiscal 2006, each director attended at least 75% of the aggregate number of Board meetings and the number of meetings held by all committees on which he then served.

The Company’s Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting of Stockholders. Five of the Company’s six directors attended the 2006 Annual Meeting.

Board Committees

The Board has established four standing committees — Audit, Compensation, Nominating and Corporate Governance, and Strategic Planning. The Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee each operate under a charter that has been approved by our Board. Current copies of these charters are posted on the Investor Relations — Corporate Governance section of the Company’s website, www.applix.com.

The Board has determined that all of the members of each of the Board’s four standing committees are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the Audit Committee, the independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). In particular, the Board has determined that, although Mr. Fire falls outside the safe harbor provisions of Rule 10A-3(e)(1)(ii) under the Exchange Act because he beneficially owns more than 10% of the Company’s outstanding common stock, Mr. Fire nevertheless meets the independence requirements contemplated by Rule 10A-3 under the Exchange Act.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent registered public accounting firm;

•	overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing the Company’s internal audit function;

•	discussing the Company’s risk management policies;

•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules (which is included on page 9 of this Proxy Statement).

The members of the Audit Committee are Messrs. Kane (Chairman), Fire, Gyenes, Hanover and Loewenberg. The Board has determined that Mr. Kane is an “audit committee financial expert” as defined by applicable SEC rules. The Audit Committee met seven times during fiscal 2006.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s senior executives;

•	overseeing and administering the Company’s cash and equity incentive plans;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	reviewing and discussing annually with management the Company’s “Compensation Discussion and Analysis,” which is included beginning on page 10 of this Proxy Statement; and

•	preparing the compensation committee report required by SEC rules, which is included on page 21 of this Proxy Statement.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Executive and Director Compensation Processes”.

The members of the Compensation Committee are Messrs. Gyenes (Chairman), Fire and Loewenberg. The Compensation Committee met six times during fiscal 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing the evaluation of the Board.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process”.

The members of the Nominating and Corporate Governance Committee are Messrs. Hanover (Chairman), Kane and Loewenberg. The Nominating and Corporate Governance Committee met three times during fiscal 2006.

Strategic Planning Committee

The Board has also established a Strategic Planning Committee, which is intended to support and consult with Company management on strategic planning issues in between meetings of the Board. The members of the Strategic Planning Committee are Messrs. Gyenes and Loewenberg.

Executive and Director Compensation Processes

The Compensation Committee has implemented an annual performance review program for the Company’s executives under which annual performance goals are determined early in each calendar year for each executive officer of the Company. These goals include both corporate goals and individual goals that facilitate the achievement of the corporate goals. The executive officers’ goals are approved by the Compensation Committee. Annual bonuses are tied to the achievement of these corporate and individual performance goals.

During the first calendar quarter of each year, we evaluate individual and corporate performance against the goals for the recently completed year. The chief executive officer presents to the Compensation Committee an evaluation of each of the other executive officers, as well as a recommendation by the chief executive officer for annual executive salary increases, annual stock-based awards, target bonuses for the new fiscal year and bonus awards based on individual performance for the recently completed fiscal year. These evaluations and recommendations are then discussed by the Compensation Committee, which then approves salary, bonuses and stock awards for the executive officers. In the case of the chief executive officer, his individual performance evaluation is conducted by the compensation committee, which determines his compensation changes and awards. For all executives, annual base salary increases, annual stock-based awards and annual bonuses, to the extent approved, are implemented during the first calendar quarter of the year.

The Compensation Committee utilizes surveys of director compensation at peer companies to assist in its review of our director compensation. The Board considers the recommendations of the Compensation Committee in its determination of director compensation.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer and director compensation.

Code of Business Conduct and Ethics

The Company has adopted a written code of business conduct and ethics that applies to its directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the Company’s website, www.applix.com. In addition, the Company intends to post on its website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, any provision of the code.

Policies and Procedures for Related Person Transactions

The Board has adopted the following written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of its executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom is referred to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which is referred to as a “related person transaction,” the related person must report the proposed related person transaction to the Company’s Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Board’s Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the Chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. The Committee will review and consider such information regarding the related person transaction as it deems appropriate under the circumstances.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the Company’s best interests. The Audit Committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, the Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•	interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and

•	a transaction that is specifically contemplated by provisions of the Company’s Restated Articles of Organization or Bylaws.

The policy provides that transactions involving compensation of executive officers must be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Related Person Transactions

The Company did not enter into any related person transactions during the fiscal year ended December 31, 2006.

Audit Committee Report

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2006 and discussed them with the Company’s management and the Company’s independent registered public accounting firm.

The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. The Company’s independent registered public accounting firm is responsible for conducting an independent audit of the Company’s annual financial statements in accordance with generally accepted accounting standards and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that the Company’s independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS 61, as amended, requires the Company’s independent registered public accounting firm to discuss with the Company’s Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has received the written disclosures and the letter from the Company’s registered public accounting firm required by Independence Standards Board Standard No. 1 and has discussed with the Company’s registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

By the Audit Committee of the Board of Directors of the Company.

Charles F. Kane
Peter Gyenes
Bradley D. Fire
Alain J. Hanover
John D. Loewenberg

EXECUTIVE AND DIRECTOR COMPENSATION AND RELATED MATTERS

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors oversees our executive compensation program. In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our executive officers.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of the Compensation Committee with respect to executive compensation are to:

•	attract, retain and motivate the best possible executive talent;

•	ensure executive compensation is aligned with our corporate strategies and business objectives;

•	promote the achievement of key strategic and financial performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and individual performance goals; and

•	thereby align executives’ incentives with the creation of stockholder value

To achieve these objectives, the Compensation Committee evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive with those of other companies in our industry and our region that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executives’ overall compensation to key strategic, financial and operational goals such as: new product development initiatives, business expansion initiatives including through the establishment and maintenance of key strategic relationships or acquisitions; growth of our customer base, leadership development, and financial and operational performance, as measured by metrics of revenue and adjusted operating income. We also provide a portion of our executive compensation in the form of stock options that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer term success of our company as reflected in stock price appreciation.

In making compensation decisions, the Compensation Committee compares our executive compensation against that paid by a peer group of software companies that are publicly traded and generate similar levels of revenue and also those that specifically compete in the database and analytic markets. This peer group, which is periodically reviewed and updated by the committee, consists of companies the committee believes are generally comparable to our company and against which the committee believes we compete for executive talent.

The Compensation Committee also engages outside executive compensation consultants periodically to validate the information gained from our internal surveys. In 2006, the Committee engaged a consultant before making the adjustments to the executive officers’ salaries and targeted bonuses.

We compete with many other companies for executive personnel. Accordingly, the Compensation Committee generally targets overall compensation for executives between the 50th and 75th percentile of compensation paid to similarly situated executives of the companies in the peer group. Variations to this general target may occur as dictated by the experience level of the individual and market factors.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

•	base salary;

•	annual cash incentive bonuses;

•	stock option awards;

•	insurance, retirement and other employee benefits; and

•	severance and change-in-control benefits.

We have not had any formal or informal policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee, after reviewing market and peer group information provided annually by the Vice President, Human Resources and periodically through an outside executive compensation consultant chosen by the Compensation Committee, determines subjectively what it believes to be the appropriate level and mix of the various compensation components.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executives. When establishing base salaries for 2006, the Compensation Committee considered the survey data of compensation in the peer group, as well as a variety of other factors, including the seniority of the individual, the level of the individual’s responsibility, the ability to replace the individual, the base salary of the individual at his or her prior employment, if applicable, and the number of well qualified candidates to assume the individual’s role. Generally, we believe that executive base salaries should be targeted between the 50th and 75th percentile of the range of salaries for executives in similar positions at comparable companies.

Base salaries are reviewed at least annually by our Compensation Committee, and are adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

Annual Cash Incentive Bonus

Early each year, our Compensation Committee adopts an executive officer bonus plan covering that year. The annual cash incentive bonuses are intended to compensate for the achievement of both corporate financial goals and individual performance objectives. Amounts payable under the bonus plan are calculated as a percentage of the target bonus amount established for each executive officer, with higher ranked executives typically being compensated at a higher dollar level. The corporate financial targets are the same for each executive officer, but their weighting varies among the executives. For example, for 2006, Mr. Mahoney and Mr. Alpern had a split of 70% corporate financial targets and 30% individual objectives where Mr. Morrison had a split of 90% corporate targets and 10% individual objectives to recognize his focus on the generation of worldwide revenues. Mr. Samanta had a split of 80% financial targets and 20% individual objectives. As part of his employment letter, Mr. Samanta was guaranteed 100% of his bonus of $12,000 for the first quarter of 2006. The corporate targets generally conform to the financial metrics contained in the internal business plan adopted by the Board of Directors relating to revenue and adjusted operating income (which is operating income plus the amount of the company’s non-cash stock compensation expense). The individual objectives vary among the executive officers based on the differing nature of their duties. Individual objectives are necessarily tied to the particular area of responsibility of the executive and their performance in attaining those objectives. The Compensation Committee approves the individual performance goals for each executive, the weighting of various goals for each executive and the formula for determining potential bonus amounts based on achievement of those goals.

The Compensation Committee works with the chief executive officer to develop corporate and individual goals that they believe are moderately difficult goals but with focused efforts can be achieved.

For 2006, each executive officer received between 143% and 153% of his target bonus based on performance and weighting of corporate financial objectives, and 100% of his target bonus based on individual performance objectives.

Executive	Target Bonus	Bonus Payment

David Mahoney	$235,000	$334,961
Milt Alpern	$125,000	$178,436
Michael Morrison	$220,000	$336,147
Chanchal Samanta	$60,000	$88,449

Stock Option Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our Compensation Committee considers our corporate performance, the applicable executive’s performance, the amount of equity previously awarded to the executive, the vesting of previous awards, the total number of outstanding shares and the recommendations of the Chief Executive Officer.

We typically make an initial equity award of stock options to new executives and make annual equity grants early in the year as part of our overall compensation program and in conjunction with the Compensation Committee’s review of the executives’ individual performance. All grants of options to our executives are approved by the Compensation Committee or the Board of Directors. We set the exercise price of all executive option grants to equal the closing price of our common stock on the NASDAQ Global Select Market on the date of grant. We do not make grants to executive officers during our quarter-end trading blackouts or other periods when we have prevented our directors and executive officers from trading in our stock as a result of material nonpublic information in our possession. In recent years, our Compensation Committee has approved the annual executive option grants at its regularly scheduled meeting shortly before the announcement of our fourth quarter and annual operating results, with an effective grant date (and the date on which the exercise price is set) shortly following our earnings announcement. Approximately 50% of the total number of shares covered by our annual option grants are allocated for the executive officers and other members of our senior management team. We believe the greatest impact on creating shareholder value is derived from the decisions and actions of the executive team and thus they should have the heaviest weighting in the allocation of equity awards.

Typically, the options we grant to our executives vest at a rate of 12.5% every six months over the first four years of the seven-year option term. Vesting and exercise rights cease shortly following termination of employment except in the case of death or disability. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Our Chief Executive Officer has been delegated the authority to make option grants to employees other than executive officers, subject to the following restrictions:

•	he may not grant options for more than 250,000 shares of common stock in any calendar year, he may not grant options to any one person for more than 25,000 shares of common stock in any calendar year, and the number of shares of common stock covered by the options he grants must be consistent with our past practices for employees of similar positions;

•	the exercise price of all options granted by him must be equal the closing price of our common stock on the NASDAQ Global Select Market on the date of grant;

•	option grants to new hires may be made only on the last day of the month and option grants to existing employees may be made only on the 15th day of the second month of a calendar quarter;

•	all option grants must be on the terms (including vesting) set forth in our standard form of stock option agreement; and

•	he must document his approval of the grants (including a countersignature by the Chief Financial Officer) and report such grants to the Compensation Committee.

Option grants that do not fall within the authority delegated to our Chief Executive Officer must be approved by the Compensation Committee or the Board of Directors, and are subject to the same timing and pricing restrictions as described above with respect to option grants to our executive officers.

We do not have any equity ownership guidelines for our executives.

2006 Base Salary and Targeted Bonus Adjustments and Option Awards

In 2006, adjustments in annual base and targeted bonus were made for David Mahoney, Chief Executive Officer and President, Milton Alpern, Chief Financial Officer and Senior Vice President, Finance, and Michael Morrison, Senior Vice President, Worldwide Field Operations who in February 2007 was promoted to Chief Operating Officer. A new offer of employment was made to Chanchal Samanta, Senior Vice President, Research & Development. In the cases of Mr. Mahoney, Mr. Alpern and Mr. Morrison, recommendations to adjust base salary and bonus in the following amounts came after review with an outside compensation consultant and reviewing survey data with the Vice President, Human Resources. In the case of Mr. Mahoney, his base was increased from $275,000 to $325,000 and his targeted annual bonus was increased from $165,000 to $235,000 for a total compensation increase from $440,000 to $560,000. This increase represented a 27% adjustment in targeted annual cash compensation. For Mr. Alpern an adjustment in base salary from $200,000 to $250,000 was approved along with an increase from $100,000 for his annual targeted bonus to $125,000. This represented a total increase of 25% moving Mr. Alpern’s targeted total cash compensation from $300,000 to $375,000. Mr. Morrison’s annual base salary was increased from $180,000 to $200,000 and his targeted bonus from $180,000 to $220,000. This represented a total increase to Mr. Morrison’s targeted cash compensation of 17%. Mr. Samanta was hired as a full time employee in January 2006 at an annual base salary of $210,000 with a targeted annual bonus of $60,000 for a total compensation package of $270,000. A stock option grant for 100,000 shares was approved by the Compensation Committee for Mr. Mahoney effective February 6, 2006. At the same time, stock option grants were also approved for Mr. Morrison for 75,000 shares, for Mr. Alpern for 75,000 shares and for Mr. Samanta for 25,000 shares.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. For employees participating in the 401(k) plan, we provide a matching contribution equal to one-third of the employee’s contribution, up to a maximum employee contribution of 6% of salary. For example, an employee earning $100,000 a year and contributing 6% of his or her salary into the plan would receive a company matching contribution equal to $2,000 (6% of $100,000 multiplied by one-third).

Severance and Change-in-Control Benefits

Pursuant to Retention Agreements we have entered into with each executive officer, our executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “— Potential Payments Upon Termination or Change-in-Control” below.

We believe that providing these benefits helps us to compete for executive talent. After reviewing the practices of companies represented in the compensation peer group, we believe that our severance and change-in-control benefits are generally in line or less than those severance packages offered to executives by the companies in the peer group.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1.0 million paid to our chief executive officer and our four other most highly paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. We periodically review the potential consequences of Section 162(m) and we generally intend to structure the performance-based portion of our executive compensation, where feasible, to comply with exemptions in Section 162(m) so that the compensation remains tax deductible to us. However, the Compensation Committee may, in its judgment, authorize compensation payments that do not comply with the exemptions in Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent.

Summary Compensation

The following table sets forth the total compensation for the fiscal year ended December 31, 2006 of each of our executive officers.

					Non-Equity
					Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Compensation(1)	Compensation(3)	Total

David C. Mahoney Chief Executive Officer	2006	$325,000	—	$237,652	$335,242	$5,719	$903,613
Milton A. Alpern Chief Financial Officer	2006	$250,000	—	$168,750	$178,319	$5,000	$602,070
Michael Morrison Chief Operating Officer	2006	$200,000	—	$205,396	$335,858	$4,010	$745,264
Chanchal Samanta Senior Vice President — Research & Development	2006	$206,904	$12,000	$164,237	$84,055	$3,150	$470,345

(1)	Amounts were paid under the Company’s 2006 Executive Officer Bonus Plan. See “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Annual Cash Incentive Bonus” above for a description of this plan.

(2)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with FAS 123R and thus include amounts attributable to stock options granted in and prior to 2006 under our 1994 Equity Incentive Plan, 2004 Equity Incentive Plan, and 2006 Stock Incentive Plan (the “Plans”). A discussion of the assumptions used in calculating the amounts in this column may be found in Note 2 to our audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2007. Stock options granted under the Plans vest over four years in eight equal 12.5% installments. The first installment vests six months after the date of grant, with each remaining installment vesting every six months thereafter until fully vested. In January 2007, the Company entered into a retention agreement with each of the Messrs. Mahoney, Alpern, Morrison and Samanta. Under these agreements, upon a change in control, all restricted stock and stock options held by the executive will become fully vested. Also, if the executive’s employment is terminated prior to a change in control of the Company, by the Company without cause or by the executive for good reason, the vesting of restricted stock and stock options held by the executive on the termination date will accelerate by 18 months in the case of Mr. Mahoney and 12 months in the case of Messrs. Alpern, Morrison and Samanta, and the vested portion of each stock option will remain exercisable during a defined extension period.

(3)	All amounts in this column represent matching contributions made by the Company to the executives’ 401(k) accounts.

Grants of Plan-Based Awards

The following table sets forth information concerning each grant of an award made to an executive officer during the fiscal year ended December 31, 2006 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.

			Estimated Future Payouts Under			All Other Option
			Non-Equity Incentive Plan Awards			Awards: Number of	Exercise or
		Date of	(1)			Securities	Base Price of		Grant Date Fair
		Compensation	Threshold	Target	Maximum	Underlying Options	Option Awards	Closing Market	Value of Stock and
Name	Grant Date	Committee Approval	($)	($)	($)(2)	(#)(3)	($/Sh)	Price on Grant Date	Option Awards(4)

David C. Mahoney	2/6/2006	2/1/2006	—	—	—	100,000	$5.90	$5.90	$298,000
	—	—	$61,688	$235,000	—	—	—	—	—
Millton A. Alpern	2/6/2006	2/1/2006	—	—	—	75,000	$5.90	$5.90	$223,500
	—	—	$32,812	$125,000	—	—	—	—	—
Michael Morrison	2/6/2006	2/1/2006	—	—	—	75,000	$5.90	$5.90	$223,500
	—	—	$74,250	$220,000	—	—	—	—	—
Chanchal Samanta	1/5/2006	—	—	—	—	150,000	$7.88	$7.88	$598,500
	2/6/2006	2/1/2006	—	—	—	25,000	$5.90	$5.90	$74,500
	—	—	$25,500	$60,000	—	—	—	—	—

(1)	All awards were paid under the Company’s 2006 Executive Officer Bonus Plan, which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006. See “Compensation Discussion and Analysis — Components of our Executive Compensation Program — Annual Cash Incentive Bonus” above for a description of this plan and see the Summary Compensation Table above for amounts paid under such plan for 2006.

(2)	There are no caps on the numerical formulas contained in the plan with respect to the calculation of the bonuses based on revenue and adjusted operating income. The bonus based on individual performance is capped at 150% of the portion of the target bonus allocated to that metric.

(3)	These stock options vest over four years in eight equal 12.5% installments. The first installment vests six months after the date of grant, with each remaining installment vesting every six months thereafter until fully vested. In January 2007, the Company entered into a retention agreement with each of the Messrs. Mahoney, Alpern, Morrison and Samanta. Under these agreements, upon a change in control, all restricted stock and stock options held by the executive will become fully vested. Also, if the executive’s employment is terminated prior to a change in control of the Company, by the Company without cause or by the executive for good reason, the vesting of restricted stock and stock options held by the executive on the termination date will accelerate by 18 months in the case of Mr. Mahoney and 12 months in the case of Messrs. Alpern, Morrison and Samanta, and the vested portion of each stock option will remain exercisable during a defined extension period.

(4)	The amounts shown in this column reflect the fair value of the options in accordance with FAS 123R. These amounts will be recognized for financial statement reporting purposes over the vesting period of the option. A discussion of the assumptions used in calculating the amounts in this column may be found in Note 2 to our audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2007.

Information Relating to Equity Awards and Holdings

The following table sets forth information concerning restricted stock that has not vested, stock options that have not been exercised and equity incentive plan awards for each of the executive officers outstanding as of December 31, 2006.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards
	Number of	Number of
	Securities	Securities
	Underylying	Underlying
	Unexercised	Unexercised
	Options	Options	Option Exercise	Option
Name	(#) Exercisable	(#) Unexercisable	Price ($)	Expiration Date

David C. Mahoney	2,500		18.0625	1/1/2007	(2)
	1,500		6.125	5/5/2007	(2)
	4,000		2.50	1/1/2008	(2)
	17,000		1.75	12/6/2008	(2)
	4,000		1.39	1/1/2009	(2)
	10,000		1.11	1/1/2010	(2)
	50,000		1.40	3/10/2010	(3)
	306,250	43,750	1.60	4/22/2010	(1)
	350,000		2.03	8/13/2010	(4)
	93,750	56,250	4.18	2/3/2011	(1)
	12,500	87,500	5.90	2/6/2013	(1)
Milton A. Alpern	93,750	15,625	1.96	6/6/2010	(1)
	46,875	28,125	4.15	2/2/2011	(1)
	15,000	25,000	4.94	1/7/2012	(1)
	9,375	65,625	5.90	2/6/2013	(1)
Michael Morrison	125,000	75,000	4.40	6/1/2011	(1)
	5,625	9,375	4.94	1/7/2012	(1)
	9,375	65,625	5.90	2/6/2013	(1)
Chanchal Samanta	18,750	131,250	7.88	1/5/2013	(1)
	3,125	21,875	5.90	2/6/2013	(1)

(1)	The stock options were granted under the 2004 Equity Incentive Plan and the 1994 Equity Incentive Plan and vest over four years in eight equal 12.5% installments. The first installment vests six months after the date of grant, with each remaining installment vesting every six months thereafter until fully vested. In January 2007, the Company entered into a retention agreement with each of the Messrs. Mahoney, Alpern, Morrison and Samanta. Under these agreements, upon a change in control, all stock options held by the executive will become fully vested. Also, if the executive’s employment is terminated prior to a change in control of the Company, by the Company without cause or by the executive for good reason, the vesting of stock options held by the executive on the termination date will accelerate by 18 months in the case of Mr. Mahoney and 12 months in the case of Messrs. Alpern, Morrison and Samanta, and the vested portion of each stock option will remain exercisable during a defined extension period. The grant date of each option is listed in the table below by expiration date.

Expiration Date	Grant Date

4/22/2010	4/22/2003
6/6/2010	6/6/2003
2/2/2011	2/2/2004
2/3/2011	2/3/2004
6/1/2011	6/1/2004
1/7/2012	1/7/2005
1/5/2013	1/5/2006
2/6/2013	2/6/2006

(2)	The stock options were granted to Mr. Mahoney under the 1994 Equity Incentive Plan, the 2000 Director Equity Plan and the 1996 Director Equity Plan for his service as a director of the Company, but before he became an officer. The options became fully vested on the first anniversary of the date of grant. The grant date of each option is listed in the table below by expiration date.

Expiration Date	Grant Date

1/1/2007	1/1/2000
5/5/2007	5/5/2000
1/1/2008	1/1/2001
12/6/2008	12/6/2001
1/1/2009	1/1/2002
1/1/2010	1/1/2003

(3)	The stock options were granted under the 1994 Equity Incentive Plan on March 10, 2003 and vested in full on the second anniversary of the date of grant.

(4)	The stock options were granted under the 1994 Equity Incentive Plan on August 13, 2003. The options became fully vested on December 31, 2005 upon achievement of certain performance goals related to the financial performance of the Company.

Option Exercises and Stock Vested

Messrs. Mahoney, Alpern, Morrison and Samanta did not exercise any stock options during the fiscal year ended December 31, 2006. The Company has not made any grants of restricted stock to its officers.

Equity Compensation Plan Disclosure

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2006:

Number of securities
remaining available for
	Number of securities to	Weighted-average		future issuance under
	be issued upon exercise	exercise price of		equity compensation plans
	of outstanding options,	outstanding options,		(excluding securities
Plan Category	warrants and rights	warrants and rights		reflected in column(a))
	(a)	(b)		(c)

Equity compensation plans approved by security holders(1)	3,997,791	$4.29	(2)	1,449,375	(3)
Equity compensation plans not approved by security holders	—	N.A.		—
Total	3,997,791			1,449,375

(1)	Consists of the following equity compensation plans: the 1994 Equity Incentive Plan (“1994 Equity Plan”), the 1996 Director Stock Option Plan, the 2001 Employee Stock Purchase Plan (the “2001 ESPP”), the 2003 Director Plan, the 2004 Equity Incentive Plan (the “2004 Plan”) and the 2006 Stock Incentive Plan (the “2006 Plan”).

(2)	Excludes an aggregate of 39,072 shares issuable in connection with the current offering period under the 2001 ESPP; such shares are included in column (c) of the table.

(3)	Consists of 309,092 shares issuable under the 2001 ESPP, 83,030 shares issuable under the 2003 Director Plan, 57,253 shares issuable under the 2004 Plan, and 1,000,000 shares issuable under the 2006 Plan.

Potential Payments Upon Termination or Change-in-Control

In January 2007, the Company entered into a retention agreement with each of the executive officers, David Mahoney, Milton Alpern, Michael Morrison and Chanchal Samanta.

The retention agreements are not employment contracts and do not specify an employment term, compensation level or other terms or conditions of employment. The retention agreements provide for certain severance benefits to the executive in the event his employment is terminated under specified circumstances, as well as certain benefits upon a change in control, as follows:

If the executive’s employment is terminated, other than after a change in control of the Company, by the Company without cause or by the executive for good reason, the executive will be entitled to receive severance benefits consisting of the following primary components:

•	continued payment of his base salary for 18 months in the case of Mr. Mahoney and 12 months in the case of Messrs. Alpern, Morrison and Samanta; and

•	a continuation of medical and dental benefits for the severance period referred to in the bullet above, provided in each case that such benefits would cease sooner if and when the executive is eligible to receive them from another employer.

If the executive’s employment is terminated by the Company without cause or by the executive for good reason within 12 months following a change in control of the Company, the executive will be entitled to receive severance benefits consisting of the following primary components:

•	for 18 months in the case of Mr. Mahoney and 12 months in the case of Messrs. Alpern, Morrison and Samanta, continued payment of compensation at an annual rate equal to the sum of (i) his base salary plus (ii) his target bonus for the year during which the termination occurs; and

•	a continuation of medical and dental benefits for the severance period referred to in the bullet above, provided in each case that such benefits would cease sooner if and when the executive is eligible to receive them from another employer.

In addition, upon a change in control, regardless of whether the executive’s employment terminates, all restricted stock and stock options held by the executive will become fully vested. If the executive’s employment is terminated prior to a change in control of the Company, by the Company without cause or by the executive for good reason, the vesting of restricted stock and stock options held by the executive on the termination date will accelerate by 18 months in the case of Mr. Mahoney and 12 months in the case of Messrs. Alpern, Morrison and Samanta, and the vested portion of each stock option will remain exercisable during a defined extension period.

As partial consideration for the benefits provided under the retention agreement, each executive is bound by non-competition, non-solicitation and non-disparagement provisions in the retention agreement. The obligation of the Company to provide the severance benefits to an executive is conditioned on the executive signing a release of claims against the Company.

The table below shows the benefits potentially payable to each of our executive officers if he were to be terminated without cause or resign for good reason prior to a change in control. These amounts are calculated on the assumption that the employment termination took place on December 31, 2006.

Name	Severance Payments	Medical/Dental(1)	Equity Benefits(2)

David C. Mahoney	$487,500	$17,069	$1,032,875
Milton A. Alpern	$250,000	$5,703	$447,375
Michael Morrison	$200,000	$15,703	$473,000
Chanchal Samanta	$210,000	$15,596	$163,750

(1)	Calculated based on the estimated cost to us of providing these benefits.

(2)	This amount is equal to the number of option shares that would accelerate, assuming a December 31, 2006 employment termination, multiplied by the excess of $11.34 over the exercise price of the option. $11.34 is the closing price of our common stock on the NASDAQ Global Select Market on December 29, 2006, the last day of trading in fiscal year 2006.

The following table shows the benefits potentially payable to each of our executive officers if he were to be terminated without cause or resign for good reason following a change in control. These amounts are calculated on the assumption that both the change in control and the employment termination took place on December 31, 2006.

Name	Severance Payments	Medical/Dental(1)	Equity Benefits(2)

David C. Mahoney	$840,000	$17,069	$1,304,875
Milton A. Alpern	$375,000	$5,703	$865,781
Michael Morrison	$420,000	$15,703	$937,500
Chanchal Samanta	$270,000	$15,596	$573,125

(1)	Calculated based on the estimated cost to us of providing these benefits.

(2)	This amount is equal to the number of option shares that would accelerate, assuming a December 31, 2006 change in control, multiplied by the excess of $11.34 over the exercise price of the option. $11.34 is the closing price of our common stock on the NASDAQ Global Select Market on December 29, 2006, the last day of trading in fiscal year 2006.

Director Compensation

Cash Compensation

Employee directors of the Company do not receive compensation for their services as directors. The non-employee directors receive annual compensation for their services as directors as follows:

•	$20,000 to each non-employee director;

•	an additional $10,000 for the non-employee director serving as the Chairman of the Board;

•	an additional $15,000 for the non-employee director serving as the Audit Committee chairman;

•	an additional $10,000 for the non-employee director serving as the Compensation Committee chairman;

•	an additional $5,000 for the non-employee director serving as the Nominating and Corporate Governance Committee chairman;

•	an additional $5,000 for each non-employee director serving as a member of the Strategic Planning Committee;

•	an additional $2,500 for each non-employee director serving as a member of the Audit Committee (excluding the Chairman of the Board and any director serving as the chairman of any committee);

•	an additional $2,500 for each non-employee director serving as a member of the Compensation Committee (excluding the Chairman of the Board and any director serving as the chairman of any committee); and

•	an additional $2,500 for each non-employee director serving as a member of the Nominating and Corporate Governance Committee (excluding the Chairman of the Board and any director serving as the chairman of any committee).

In addition, non-employee directors are reimbursed for expenses incurred in connection with attendance at Board meetings.

Stock Options

Pursuant to the 2003 Director Equity Plan (the “2003 Director Plan”), (1) each non-employee director receives a stock option for 10,000 shares of common stock on January 1 of each year, so long as he or she continues to serve as a director and provided he or she attended at least 75% of the meetings of the Board and any committees on which he or she served in the preceding year (an “Annual Grant”) and (2) each new non-employee director receives a stock option to purchase 10,000 shares of common stock upon such director’s initial election to the Board (an “Election Grant”). On January 1, 2007, each of Messrs. Fire, Gyenes, Hanover, Kane and Loewenberg were granted a stock option for 10,000 shares of common stock. All of the stock options described above have an exercise price equal to the fair market value of the common stock on the date of grant. Annual Grants become exercisable on the first anniversary of the date of grant (or upon an earlier change in control of the Company), provided the optionee continues to serve as a director of the Company on such date; and expire seven years from the date of grant or 90 days after the optionee ceases to serve as a director. Election Grants become exercisable in two equal annual installments on the first and second anniversaries of the date of grant (or upon an earlier change in control of the Company), provided the optionee continues to serve as a director of the Company on such date.

Stock Awards

The non-employee directors automatically receive grants of common stock of the Company under the 2003 Director Plan on January 1 of each year as follows:

•	$5,000 worth of common stock to each non-employee director serving as a director on such date;

•	an additional $10,000 worth of common stock to the non-employee director serving as Chairman of the Board on such date;

•	an additional $2,500 worth of common stock to each non-employee director serving on the Audit Committee on such date;

•	an additional $5,000 worth of common stock to the non-employee director serving as the Chairman of the Audit Committee on such date;

•	an additional $2,500 worth of common stock to each non-employee director serving on the Compensation Committee on such date;

•	an additional $2,500 worth of common stock to the non-employee director serving as the Chairman of the Compensation Committee on such date;

•	an additional $2,500 worth of common stock to each non-employee director serving on the Nominating and Corporate Governance Committee on such date; and

•	an additional $2,500 worth of common stock to each non-employee director serving on the Strategic Planning Committee (beginning January 1, 2007).

Such common stock will be valued at the average closing price of the common stock on The NASDAQ Global Select Market (or such other principal exchange on which the common stock is then listed, or the average of the closing bid and asked prices in the over-the-counter market, as applicable) on the five consecutive trading days ending two days prior to the date of each grant.

The following table sets forth information concerning the compensation of our directors who are not also executive officers for the fiscal year ended December 31, 2006.

	Fees Earned or Paid
Name	in Cash	Stock Awards(1)	Option Awards(1)	Total

Bradley D. Fire	$25,000	$9,994	$34,512	$69,506
Peter Gyenes	$35,000	$14,990	$34,512	$84,502
Alain J. Hanvoer	$25,000	$9,994	$34,512	$69,506
Charles F. Kane	$35,000	$14,990	$34,512	$84,502
John D. Loewenberg	$35,000	$24,996	$34,512	$94,508

(1)	The amounts in these columns reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payments, or FAS 123R, of stock and option awards under our 2003 Director Plan. A discussion of the assumptions used in calculating the amounts in these columns may be found in Note 2 to our audited consolidated financial statements for the year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2007. The following table shows the grant date fair value of each stock grant awarded made to our non-employee directors during 2006 as determined in accordance with FAS 123R, the aggregate number of stock awards held by each of our non-employee directors as of December 31, 2006, the grant date fair value of each option award made to our non-employee directors during 2006 as determined in accordance with FAS 123R and the aggregate number of shares subject to options held by each of our non-employee directors as of December 31, 2006.

	Grant Date Fair		Grant Date Fair
	Value of Stock	Aggregate Number of	Value of Option	Aggregate Number of
Name	Awards	Stock Awards	Awards	Option Awards

Bradley D. Fire	$9,994	866	$34,512	10,000
Peter Gyenes	$14,990	1,299	$34,512	10,000
Alain J. Hanvoer	$9,994	866	$34,512	10,000
Charles F. Kane	$14,990	1,299	$34,512	10,000
John D. Loewenberg	$24,996	2,166	$34,512	10,000

Compensation Committee Interlocks and Inside Participation

During 2006, the members of our compensation committee were Messrs. Gyenes, Fire and Loewenberg, none of whom was a current or former officer or employee of the Company and none of whom had any related person transaction involving the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussion, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

By the Compensation Committee of the Board of Directors.

Peter Gyenes
Bradley D. Fire
John D. Loewenberg

PROPOSAL 1
ELECTION OF DIRECTORS

The persons named in the enclosed proxy will vote to elect each of Bradley D. Fire and John D. Loewenberg as Class I Directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. Each of the nominees is currently a Class I Director of the Company. Each of Mr. Fire and Mr. Loewenberg has indicated his willingness to serve, if elected, but if any of such persons should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein. The Board of Directors recommends that you vote “FOR” the election of Messrs. Fire and Loewenberg.

PROPOSAL 2
AMEND THE RESTATED ARTICLES OF ORGANIZATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
FROM 30,000,000 SHARES TO 50,000,000 SHARES

On February 7, 2007, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company’s Restated Articles of Organization, as amended (the “Restated Articles of Organization”), providing for an increase in the number of authorized shares of common stock from 30,000,000 to 50,000,000. As of January 31, 2007, the Company had a total of 15,822,641 shares of common stock outstanding, and approximately 5,247,238 shares of common stock reserved for issuance upon conversion of stock options outstanding and common stock and stock options available for future grants under its stock option and stock purchase plans.

The increase in the number of authorized but unissued shares of common stock will allow the Company, without further stockholder approval, to issue shares from time to time for a variety of business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, issuing shares as consideration for an acquisition, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

While not the intention of the Board of Directors, this proposal could make a change in control of the Company more difficult to effect. For example, these additional shares could be sold to purchasers who might side with the Board in opposing a takeover bid, which could discourage a potential acquirer.

Other than issuances under the Company’s 1994 Equity Incentive Plan, 2000 Director Stock Option Plan, 2001 Employee Stock Purchase Plan, 2003 Director Plan, 2004 Equity Incentive Plan, and 2006 Stock Incentive Plan, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are to be authorized.

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing stockholders.

The Board of Directors recommends that you vote “FOR” approval of the proposal to amend the Restated Articles of Organization, as amended, to increase the number of authorized shares of common stock from 30,000,000 shares to 50,000,000 shares.

PROPOSAL 3
AMEND THE 2003 DIRECTOR EQUITY PLAN TO INCREASE THE TOTAL NUMBER
OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER
FROM 300,000 SHARES TO 600,000 SHARES

On February 7, 2007, the Board of Directors adopted, subject to stockholder approval, an amendment to the 2003 Director Plan, to increase the total number of shares of common stock reserved for issuance thereunder from 300,000 shares to 600,000 shares. This amendment will enable the Company to continue to grant stock awards to directors of the Company under the terms and conditions of the 2003 Director Plan.

The purpose of the 2003 Director Plan is to encourage ownership of stock of the Company by directors, whose continued services are essential to the Company’s future progress, and to compensate them and provide them with an incentive to continue as directors of the Company. The Board believes that grants of stock awards and stock options under the 2003 Director Plan will enhance the ability of the Company to attract and retain qualified directors and that the 2003 Director Plan will provide further incentive to directors as a result of their equity interest in the Company. Accordingly, the Board of Directors believes that this amendment to the 2003 Director Plan is in the best interests of the Company and its stockholders and recommends that you vote “FOR” this proposal.

Summary of the 2003 Director Plan

Only non-employee directors are eligible to receive stock awards and options under the 2003 Director Plan. The Company currently has five non-employee directors, which number may change in the future. Any shares subject to options granted pursuant to the 2003 Director Plan that terminate or expire unexercised will be available for future grants under the 2003 Director Plan. All options granted under the 2003 Director Plan are non-statutory stock options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Please refer to the section entitled “Director Compensation” beginning on page 19 of this Proxy Statement for a summary of stock and option awards made to our non-employee directors for the fiscal year ended December 31, 2006.

Stock Awards

The non-employee directors automatically receive grants of common stock on January 1 of each year as follows:

•	$5,000 worth of common stock to each non-employee director serving as a director on such date;

•	an additional $10,000 worth of common stock to the non-employee director serving as Chairman of the Board on such date;

•	an additional $2,500 worth of common stock to each non-employee director serving on the Audit Committee on such date;

•	an additional $5,000 worth of common stock to the non-employee director serving as the Chairman of the Audit Committee on such date;

•	an additional $2,500 worth of common stock to each non-employee director serving on the Compensation Committee on such date;

•	an additional $2,500 worth of common stock to the non-employee director serving as the Chairman of the Compensation Committee on such date;

•	an additional $2,500 worth of common stock to each non-employee director serving on the Nominating and Corporate Governance Committee on such date; and

•	an additional $2,500 worth of common stock to each non-employee director serving on the Strategic Planning Committee (beginning January 1, 2007).

Such common stock is valued at the average closing price of the common stock on The NASDAQ Global Select Market (or such other principal exchange on which the common stock is then listed, or the average of the closing bid and asked prices in the over-the-counter market, as applicable) on the five consecutive trading days ending two days prior to the date of each grant.

Stock Options

The 2003 Director Plan provides for the automatic grant of stock options under the following circumstances:

•	each new non-employee director receives a stock option to purchase 10,000 shares of common stock upon such director’s initial election to the Board (an “Election Grant”), and

•	each non-employee director receives a stock option for 10,000 shares of common stock on January 1 of each year, so long as he or she continues to serve as a director and provided he or she attended at least 75% of the meetings of the Board and any committees on which he or she served in the preceding year (an “Annual Grant”).

The exercise price of each option granted under the 2003 Director Plan is equal to the fair market value of the common stock on the date of grant. Each Election Grant becomes exercisable, or “vest”, in two equal annual installments on the first and second anniversary of the date of grant, and each Annual Grant vests on the first anniversary of the date of grant, provided in each case that the optionee continues to serve as a director on such date. In the event a “Change in Control Event” (as defined in the 2003 Director Plan) occurs, all outstanding options will become vested in full. In general, an optionee may exercise his option, to the extent vested, only while he or she is a director of the Company and for up to 90 days thereafter. Unexercised options expire seven years after the date of grant. Options are not transferable or assignable other than upon the death of the optionee or pursuant to a qualified domestic relations order, as defined in the Code. The Board may suspend, discontinue or amend the 2003 Director Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the 2003 Director Plan and with respect to the sale of common stock acquired under the 2003 Director Plan.

Tax Consequences to Participants

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2003 Director Plan. This summary is based on the tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

Stock Options.  A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

The Board has the authority to grant options with terms that permit the participant to exercise the unvested portion of a nonstatutory stock option and receive stock subject to vesting. In the event such options are granted, if the participant exercises the unvested portion of a nonstatutory stock option and makes an election under Section 83(b) of the Code within 30 days of exercise, the participant will be taxed in the same manner as if the participant had exercised a vested nonstatutory stock option. If the participant does not make the 83(b) election, the participant will be treated as having exercised the option as the stock vests.

Stock Grants.  A participant will have compensation income upon the grant of stock equal to the value of the stock. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Tax Consequences to the Company

There will be no tax consequences to the Company except that it will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 4
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

General

The Audit Committee of the Board has selected the firm of Deloitte & Touche LLP, independent registered public accounting firm, as the Company’s auditors for the fiscal year ending December 31, 2007. Although stockholder approval of the selection of Deloitte & Touche LLP is not required by law, the Company’s Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If the proposal is not approved by the Company’s stockholders at the 2007 Annual Meeting, the Audit Committee may reconsider its selection of Deloitte & Touche LLP. The Board of Directors believes ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 is in the best interests of the Company and its stockholders and recommends that you vote “FOR” this proposal.

Representatives of Deloitte & Touche LLP are expected to be present at the 2007 Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Registered Public Accounting Firm’s Fees and Other Matters

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the fees that Deloitte & Touche LLP billed to the Company for each of the last two fiscal years.

	Fiscal Year 2006	Fiscal Year 2005
Type of Fee	Total	Total

Audit Fees(1)	$1,025,000	$368,000
Audit Related Fees(2)	$50,000	$—
Tax Fees(3)	$163,000	$169,000
All Other Fees(4)	$—	$—
Total	$1,238,000	$536,000

(1)	Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit fees also include fees for services provided in connection with its attestations relating to our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, for the year ended December 31, 2006. In addition, audit fees include fees for services provided in connection with regulatory filings relating to our acquisition of Temtec International B.V. during the year ended December 31, 2006.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. Audit-related fees include accounting consultations relating to our acquisition of Temtec International B.V. during the year ended December 31, 2006. The Company did not pay any audit-related fees in 2005 to Deloitte & Touche LLP.

(3)	Tax fees in fiscal year 2006 consist of tax compliance, tax advice and tax planning services. Tax fees in fiscal year 2005 consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original tax returns and tax planning and reporting services, accounted for $31,000 in 2006 and $144,000 in 2005. Tax advice and tax planning services, which relate to assistance with tax audits and a transfer price study, accounted for $132,000 in 2006 and $25,000 in 2005. None of the tax fees billed in 2006 or 2005 related to services provided under the de minimis exception to the audit committee pre-approval requirements.

(4)	The Company did not pay any other fees in 2006 or 2005 to Deloitte & Touche LLP.

Pre-Approval Policies and Procedures

The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve specific audit and permitted non-audit services to be provided to the Company by its independent registered public accounting firm, and the associated fees, provided the approved services involve fees of less than $10,000 in any particular instance. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

Leased Employees

We have been informed by Deloitte & Touche LLP that no work was performed by persons other than their full-time, permanent employees on their engagement to audit our financial statements for 2006.

OTHER MATTERS

The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company’s directors, officers and employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and, as required by law, the Company will reimburse them for their out-of-pocket expenses in this regard.

Stockholder Proposals

Proposals of stockholders intended to be included in the Company’s Proxy Statement for the 2008 Annual Meeting of Stockholders must be received by the Company at its principal office not later than December 28, 2007.

If a stockholder who wishes to make a proposal at the 2008 Annual Meeting — other than one that will be included in the Company’s proxy materials — does not notify the Company by March 12, 2008, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

With respect to nomination of directors for election at the 2008 Annual Meeting, stockholders nominating candidates must provide notice to the Company complying with the provisions of Section 1.9 of the Company’s Bylaws. Such notice must be provided to the Company no earlier than February 9, 2008 and no later than March 10, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and the holders of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership of the Company’s common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on its review of copies of reports filed by the directors and executive officers of the Company pursuant to Section 16(a) or written representations by the persons required to file these reports, the Company believes that during 2006 all filing requirements of Section 16(a) were satisfied.

Householding of Annual Meeting Materials

We have adopted the cost saving practice of “householding” Proxy Statements and annual reports. Some banks, brokers and other nominee record holders are also “householding” the Proxy Statements and annual reports for their customers. This means that only one copy of our Proxy Statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Applix, Inc., 289 Turnpike Road, Westborough, Massachusetts 01581, (508) 870-0300, Attention: Investor Relations. If you want to receive separate copies of the annual report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,

Milton A. Alpern, Secretary

April 25, 2007

The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy card in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the meeting may vote their stock personally even though they have sent in their proxies.

Exhibit A
APPLIX, INC.

2003 DIRECTOR EQUITY PLAN

1.  Purpose.

The purpose of this 2003 Director Equity Plan (the “Plan”) of Applix, Inc. (the “Company”) is to compensate non-employee directors for their services and participation in the meetings of the Board of Directors and any committees on which such director served in the prior year, to encourage ownership in the Company by non-employee directors of the Company whose services are considered essential to the Company’s future progress and to provide them with a further incentive to remain as directors of the Company.

2.  Administration.

The Board of Directors shall supervise and administer the Plan. All questions concerning interpretation of the Plan or any stock awards or options granted under it shall be resolved by the Board of Directors and such resolution shall be final and binding upon all persons having an interest in the Plan. The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations, delegate any or all of its powers under the Plan to a committee appointed by the Board of Directors, and if a committee is so appointed, all references to the Board of Directors in the Plan shall mean and relate to such committee.

3.  Participation in the Plan; Eligibility.

Directors of the Company who are not employees of the Company or any subsidiary of the Company (“non-employee directors”) shall be eligible to receive stock awards and options under the Plan, provided he or she attended (including by telephone or teleconference) at least 75% of the meetings of the Board of Directors and any committees on which he or she served in the preceding year, except that such attendance requirement shall not apply to Election Grants (as defined below).

4.  Stock Subject to the Plan.

(a) The maximum number of shares of the Company’s Common Stock, par value $.0025 per share (“Common Stock”), which may be issued under the Plan shall be 600,000 shares, subject to adjustment as provided in Section 9.

(b) If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, the shares covered by the unexercised portion of such option shall again become available for issuance pursuant to the Plan.

(c) Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

5.  Stock Options.

All options granted under the Plan shall be non-statutory options not entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Each option granted under the Plan shall be evidenced by a written agreement in such form as the Company shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

(a)  Option Grant Dates.  Options shall automatically be granted to the non-employee directors as follows:

(i) each person who first becomes a non-employee director on or following the date that the Plan is approved by the stockholders of the Company shall be granted an option to purchase 10,000 shares of Common Stock on the date of his or her election to the Board of Directors (an “Election Grant”); and

(ii) each non-employee director shall be granted an option to purchase 10,000 shares of Common Stock on January 1 of each year, beginning January 1, 2004.

Each date of grant of an option pursuant to this Section 5(a) is hereinafter referred to as an “Option Grant Date.”

(b)  Option Exercise Price.  The option exercise price per share for each option granted under the Plan shall equal (i) the closing price on any national securities exchange on which the Common Stock is listed, (ii) the closing price of the Common Stock on the Nasdaq National Market or (iii) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal, on the Option Grant Date. If no sales of Common Stock were made on the Option Grant Date, the price of the Common Stock for purposes of clauses (i) and (ii) above shall be the reported price for the next preceding day on which sales were made.

(c)  Transferability of Options.  Except as the Board may otherwise determine or provide in an option granted under the Plan, any option granted under the Plan to an optionee shall not be transferable by the optionee other than by will or the laws of descent and distribution, and shall be exercisable during the optionee’s lifetime only by the optionee or the optionee’s guardian or legal representative. References to an optionee, to the extent relevant in the context, shall include references to authorized transferees.

(d)  Vesting Period.

(i)  General.  Each option granted under the Plan shall, in the case of an Election Grant, become exercisable in two equal annual installments on the first and second anniversaries of the Option Grant Date, and, in the case of all other option grants, become exercisable in full on the first anniversary of the Option Grant Date; in each case provided that the optionee is serving as a director of the Company on such anniversary.

(ii)  Acceleration Upon a Change In Control.  Notwithstanding the foregoing, each outstanding option granted under the Plan shall immediately become exercisable in full upon the occurrence of a Change in Control (as defined in Section 10) with respect to the Company.

(iii)  Right to Receive Restricted Stock.  Notwithstanding the provisions of Section 5(d)(i) above, the Board shall have the authority to grant options pursuant to Section 5(a) above which are immediately exercisable subject to the Company’s right to repurchase any unvested shares of stock acquired by the optionee on exercise of an option in the event such optionee’s service as a director terminates for any reason.

(iv)  Termination.  Each option shall terminate, and may no longer be exercised, on the earlier of (i) the date seven years after the Option Grant Date of such option or (ii) the date 90 days after the optionee ceases to serve as a director of the Company.

(e)  Exercise Procedure.  An option may be exercised only by written notice to the Company at its principal office accompanied by (i) payment in cash or by certified or bank check of the full consideration for the shares as to which they are exercised, (ii) delivery of outstanding shares of Common Stock (provided such shares of Common Stock, if acquired directly from the Company, were owned by the exercising non-employee director, and not subject to repurchase by the Company, for at least six months prior to such delivery) having a fair market value on the last business day preceding the date of exercise equal to the option exercise price, or (iii) an irrevocable undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or delivery of irrevocable instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price.

(f)  Exercise by Representative Following Death of Director.  An optionee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his or her legal representative, who, by reason of the optionee’s death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within the term of the option as provided herein. Any exercise by a representative shall be subject to the provisions of the Plan.

6.  Stock Awards.

(a)  Date and Amount of Stock Grant.  Each non-employee director shall receive a grant of Common Stock on (1) the date that the Plan is first approved by the stockholders of the Company and (2) thereafter, on January 1 of each year, beginning January 1, 2004, as follows:

(i) $5,000 worth of Common Stock to each non-employee director serving as a director on such date;

(ii) an additional $10,000 worth of Common Stock to the non-employee director serving as Chairman of the Board of Directors on such date;

(iii) an additional $2,500 worth of Common Stock to each non-employee director serving on the Audit Committee on such date; (iv) an additional $5,000 worth of Common Stock to the non-employee director serving as the Chairman of the Audit Committee on such date;

(v) an additional $2,500 worth of Common Stock to each non-employee director serving on the Compensation Committee on such date;

(vi) an additional $2,500 worth of Common Stock to the non-employee director serving as the Chairman of the Compensation Committee on such date;

(vii) an additional $2,500 worth of Common Stock to each non-employee director serving on the Nominating and Corporate Governance Committee on such date; and

(viii) an additional $2,500 worth of Common Stock to each non-employee director serving on the Strategic Planning Committee on such date.

(b)  Valuation of Stock Granted.  The calculation of the number of shares of Common Stock to be granted pursuant to Section 6(a) above shall be based upon the average of (i) the closing price on any national securities exchange on which the Common Stock is listed, (ii) the closing price of the Common Stock on the Nasdaq National Market or (iii) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal, on the five consecutive trading days ending two days prior to the Option Grant Date.

7.  Withholding.  Each non-employee director shall pay to the Company, or make provision satisfactory to the Board of Directors for payment of, any taxes required by law to be withheld in connection with stock awards or options to such non-employee director no later than the date of the event creating the tax liability. Except as the Board of Directors may otherwise provide, so long as the Common Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), non-employee directors may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares issued pursuant to the stock award or option creating the tax obligation, valued at their fair market value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a non-employee director.

8.  Limitation of Rights.

(a)  No Right to Continue as a Director.  Neither the Plan, nor the granting of an option or stock award hereunder, nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain the optionee as a director for any period of time.

(b)  No Stockholders’ Rights for Options.  An optionee shall have no rights as a stockholder with respect to the shares covered by his or her option until the date of the issuance to him or her of a stock certificate therefor, and no adjustment will be made for dividends or other rights (except as provided in Section 9) for which the record date is prior to the date such certificate is issued. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to stock options are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)  Compliance with Securities Laws.  Each stock award and option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such stock award or option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares pursuant to such stock award or option, the such stock award may not be issued, and such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

9.  Adjustment Provisions for Mergers, Recapitalizations and Related Transactions.

If, through or as a result of any merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar transaction, (i) the outstanding shares of Common Stock are exchanged for a different number or kind of securities of the Company or of another entity, or (ii) additional shares or new or different shares or other securities of the Company or of another entity are distributed with respect to such shares of Common Stock, the Board of Directors shall make an appropriate and proportionate adjustment in (w) the maximum number and kind of shares reserved for issuance under the Plan, (x) the number and kind of shares or other securities subject to then outstanding options under the Plan, (y) the number and kind of shares or other securities issuable pursuant to stock options to be granted pursuant to Section 5(a) hereof, and (z) the price for each share subject to any then outstanding options under the Plan (without changing the aggregate purchase price for such options), to the end that each option shall be exercisable, for the same aggregate exercise price, for such securities as such optionholder would have held immediately following such event if he had exercised such option immediately prior to such event. No fractional shares will be issued under the Plan on account of any such adjustments.

10.  Definition of “Change in Control”.

“Change in Control” means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

(a) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) of beneficial ownership of any capital stock of the Company after the date of adoption of this Plan by the Board of Directors if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (x) and (y) of subsection (c) of this Section 10; or

(b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(c) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, and (y) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 30% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(d) approval by the stockholders of a complete liquidation or dissolution of the Company.

11.  Termination and Amendment of the Plan.

The Board of Directors may suspend or terminate the Plan or amend it in any respect whatsoever.

12.  Notice.

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Treasurer of the Company and shall become effective when it is received.

13.  Governing Law.

The Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the Commonwealth of Massachusetts (without regard to any applicable conflicts of laws or principles).

14.  Effective Date.

The Plan shall become effective on the date it is adopted by the stockholders of the Company.

Approved by the Board of Directors on February 7, 2007. Subject to stockholder approval.

. NNNNNNNNNNNN NNNNNNNNNNNNNNN C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) 000000000.000000 ext 000000000.000000 ext ADD 1 Electronic Voting Instructions ADD 2 ADD 3 You can vote by Internet or telephone! ADD 4 Available 24 hours a day, 7 days a week! ADD 5 Instead of mailing your proxy, you may choose one of the two voting ADD 6 methods outlined below to vote your proxy. NNNNNNNNN VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 07, 2007. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown in X • Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 123456 C0123456789 12345 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 — 4. 1. Election of Class I Directors: 01 — Bradley D. Fire 02 — John D. Loewenberg + Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 01 02 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. For Against Abstain For Against Abstain 2. To amend the Company’s Restated Articles of Organization, 3. To amend the Company’s 2003 Director Equity Plan to increase as amended, to increase the number of authorized shares of the number of shares of common stock authorized for issuance common stock from 30,000,000 shares to 50,000,000 shares. thereunder from 300,000 shares to 600,000 shares. 4. To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNN1 U P X 0 1 3 3 6 5 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + <STOCK#> 00PSVB

. 3 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Applix, Inc. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF APPLIX, INC. ANNUAL MEETING OF STOCKHOLDERS — JUNE 7, 2007 The undersigned, having received notice of the Annual Meeting of Stockholders (the ”Annual Meeting”) of Applix, Inc. (the “Company”) and management’s Proxy Statement therefor, and revoking all prior proxies, hereby appoint(s) Milton A. Alpern and Patrick J. Rondeau, and each of them (with full power of substitution), as proxies of the undersigned to attend the Annual Meeting to be held on Thursday, June 7, 2007 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of common stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Attendance of the undersigned at the Annual Meeting or at any adjourned session thereof will not be deemed to revoke this Proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this Proxy is signed by the undersigned in every such capacity as well as individually. IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL. PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. (Continued and to be signed on reverse side)